Exhibit 99.2

ARISTA CAPITAL LTD.

INDEX TO FINANCIAL STATEMENTS

September 30, 2017

(Unaudited)

CONTENTS

Financial Statements:

Balance Sheets - As of September 30, 2017 (unaudited) and December 31, 2016	F-2

Statements of Operations - For the Nine Months Ended September 30, 2017 and 2016 (unaudited)	F-3

Statements of Changes in Stockholders’ Deficit - For the Nine Months Ended September 30, 2017 (unaudited) and the Years Ended December 31, 2016 and 2015	F-4

Statements of Cash Flows - For the Nine Months Ended September 30, 2017 and 2016 (unaudited)	F-5

Notes to Unaudited Financial Statements	F-6 to F-15

F-1

ARISTA CAPITAL LTD.

BALANCE SHEETS

	September 30,	December 31,
	2017	2016
	(Unaudited)

ASSETS
CURRENT ASSETS:
Cash	$108,038	$91,687
Financing leases receivable, net	68,953	80,443
Accrued interest receivable	2,292	4,201
Prepaid expenses	15,969	549
Equipment held for sale	-	2,700

Total Current Assets	195,252	179,580

LONG-TERM ASSETS:
Financing leases receivable, net	47,434	63,131
Property and equipment, net	50	200

Total Long-term Assets	47,484	63,331

Total Assets	$242,736	$242,911

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable	$23,900	$1,000
Accrued interest payable	15,869	9,578
Accrued interest payable - related parties	756	756
Accrued expenses	37,932	5,480

Total Current Liabilities	78,457	16,814

LONG-TERM LIABILITIES:
Convertible notes payable, net	476,605	296,522
Convertible notes payable - related parties, net	29,578	29,009

Total Long-term Liabilities	506,183	325,531

Total Liabilities	584,640	342,345

Commitments and Contingencies (See Note 7)

STOCKHOLDERS' DEFICIT:
Preferred stock, $.0001 par value, 20,000,000 shares authorized; No shares issued and outstanding at September 30, 2017 and December 31, 2016	-	-
Common stock: $.0001 par value, 100,000,000 shares authorized; 1,042,000 and 1,042,000 shares issued and outstanding at September 30, 2017 and December 31, 2016	104	104
Additional paid-in capital	339,644	275,549
Accumulated deficit	(681,652)	(375,087)

Total Stockholders' Deficit	(341,904)	(99,434)

Total Liabilities and Stockholders' Deficit	$242,736	$242,911

 See accompanying notes to unaudited condensed financial statements.

F-2

ARISTA CAPITAL LTD.

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Nine Months Ended
	September 30,
	2017	2016

REVENUES:
Interest on lease financings	$22,613	$1,214
Other fee income	-	750

Total revenues	22,613	1,964

OPERATING EXPENSES:
Compensation and benefits	139,090	73,818
Professional fees	64,750	13,778
Provision for lease losses	24,500	79,000
General and administrative expenses	16,656	10,918

Total operating expenses	244,996	177,514

LOSS FROM OPERATIONS	(222,383)	(175,550)

OTHER EXPENSES:
Interest expense	81,370	25,612
Interest expense - related parties	2,812	2,818

Total other expenses	84,182	28,430

LOSS BEFORE INCOME TAXES	(306,565)	(203,980)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	$(306,565)	$(203,980)

NET LOSS PER COMMON SHARE:
Basic and Diluted	$(0.29)	$(0.20)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and Diluted	1,042,000	1,000,000

See accompanying notes to unaudited condensed financial statements.

F-3

ARISTA CAPITAL LTD.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 (UNAUDITED)

AND THE YEARS ENDED DECEMBER 31, 2016 AND 2015

					Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders’
	# of Shares	Amount	# of Shares	Amount	Capital	Deficit	Deficit

Balance, December 31, 2014	-	$-	985,000	$98	$5,027	$(4,822)	$303

Common stock issued for services	-	-	15,000	2	3,686	-	3,688

Capital contribution	-	-	-	-	10,000	-	10,000

Contributed services	-	-	-	-	60,000	-	60,000

Warrants issued in connection with convertible notes	-	-	-	-	6,993	-	6,993

Net loss	-	-	-	-	-	(120,481)	(120,481)

Balance, December 31, 2015	-	-	1,000,000	100	85,706	(125,303)	(39,497)

Common stock issued for services	-	-	42,000	4	20,996	-	21,000

Contributed services	-	-	-	-	14,663	-	14,663

Warrants issued in connection with convertible notes	-	-	-	-	154,184	-	154,184

Net loss	-	-	-	-	-	(249,784)	(249,784)

Balance, December 31, 2016	-	-	1,042,000	104	275,549	(375,087)	(99,434)

Common stock issued for services	-	-	-	-	-	-	-

Shares issued upon conversion of debt	-	-	-	-	-	-	-

Warrants issued in connection with convertible notes	-	-	-	-	64,095	-	64,095

Net loss	-	-	-	-	-	(306,565)	(306,565)

Balance, September 30, 2017	-	$-	1,042,000	$104	$339,644	$(681,652)	$(341,904)

 See accompanying notes to unaudited condensed financial statements.

F-4

ARISTA CAPITAL LTD.

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended
	September 30,
	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(306,565)	$(203,980)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	150	150
Amortization of debt discount to interest expense	44,747	13,468
Bad debt expense	24,500	79,000
Change in operating assets and liabilities:
Financing leases receivable	35,608	1,706
Accrued interest receivable	1,909	(403)
Prepaid expenses	(15,420)	(678)
Accounts payable	22,900	5,220
Accrued interest payable	6,291	9,154
Accrued interest payable - related parties	-	(754)
Accrued expenses	(469)	43,737

NET CASH USED IN OPERATING ACTIVITIES	(186,349)	(53,380)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of assets held for sale	2,700	-
Acquisition of financing leases receivable	-	(234,563)

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	2,700	(234,563)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from convertible notes	200,000	350,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	200,000	350,000

NET INCREASE IN CASH	16,351	62,057

CASH, beginning of period	91,687	11,169

CASH, end of period	$108,038	$73,226

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$33,145	$6,562
Income taxes paid	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Acquisition for financing leases receivable for accrued expense	$32,921	$-
Increase in debt discount for warrants	$64,095	$140,632

See accompanying notes to unaudited condensed financial statements.

F-5

ARISTA CAPITAL LTD.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Organization

Arista Capital Ltd. (the “Company”) was formed on June 10, 2014 as a Nevada corporation. The Company is a finance company that provides financing to other very small finance companies that do not have significant access to the capital markets. Typically, the Company does this by acquiring lease portfolios from such lenders at a purchase price that yields the Company an annual return and these lenders continue to service the portfolios purchased by the Company. The Company is currently focused on leases for trucks and construction equipment.

On April 19, 2017, the Company entered into a Share Exchange Agreement, (the “Share Exchange Agreement”), by and among the Company and the holders of common stock of the Company (the “Arista Shareholders”), and Praco Corporation, a Nevada corporation. (See Note 8 – Subsequent Events)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States ("U.S. GAAP"). The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes. Actual results could differ materially from those estimates.

The condensed financial statements for the nine months ended September 30, 2017 and 2016 have been prepared by us without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, all adjustments necessary to present fairly our financial position, results of operations, and cash flows as of September 30, 2017 and 2016, and for the periods then ended, have been made. Those adjustments consist of normal and recurring adjustments. Operating results for interim periods are not necessarily indicative of results that may be expected for the fiscal year as a whole.

Significant estimates during the nine months ended September 30, 2017 and 2016 include estimates of allowances for uncollectible finance leases receivable, the useful life of property and equipment, estimates of current and deferred income taxes and deferred tax valuation allowances, and the fair value of non-cash equity transactions.

Going concern

These condensed financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in our accompanying condensed financial statements, for the nine months ended September 30, 2017, the Company had a net loss of $306,565 and used cash in operating activities of $186,349, respectively. Additionally, the Company had an accumulated deficit of $681,652 at September 30, 2017, had a stockholders’ deficit of $341,904 at September 30, 2017, and had minimal revenues for the nine months ended September 30, 2017. Management believes that these matters raise substantial doubt about the Company’s ability to continue as a going concern for twelve months from the issuance date of this report. Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive, or raise additional debt and/or equity capital. Management believes that its capital resources are not currently adequate to continue operating and maintaining its business strategy for a period of twelve months from the issuance date of this report. Although the Company has historically raised capital from the issuance of promissory notes, there is no assurance that it will be able to continue to do so. Management believes that’s its ability to attract debt and equity financing in the capital markets will be greatly enhanced by becoming a public reporting company. Toward that end, the Company has entered into a Share Exchange Agreement with Praco Corporation (see Note 8 – Subsequent Events). If the Company is unable to raise additional capital or secure additional lending in the near future, management expects that the Company will need to curtail or cease operations. These condensed financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-6

ARISTA CAPITAL LTD.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017

Fair value of financial instruments and fair value measurements

The Company analyzes all financial instruments with features of both liabilities and equity under the Financial Accounting Standard Board’s (the “FASB”) accounting standard for such instruments. Under this standard, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company did not identify any assets or liabilities that are required to be presented on the balance sheet at fair value in accordance with Accounting Standards Codification (“ASC”) Topic 820.

The carrying amounts reported in the consolidated balance sheets for cash, financing lease receivables, prepaid expenses, convertible notes payable, accounts payable and accrued expenses, approximate their fair market value based on the short-term maturity of these instruments. The Company does not account for any instruments at fair value using level 3 valuation.

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

Credit risk and concentrations

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. At September 30, 2017 and December 31, 2016, cash in bank did not exceed federally insured limits. The Company has not experienced any losses in such accounts through September 30, 2017.

Financing leases receivable represent amounts due from lessees in various industries, related to equipment on direct financing leases. Currently, the Company relies on one source to acquire financing leases and to service such leases. The Company believes that other lenders are available to acquire lease portfolios if the Company cannot acquire additional financing lease receivable portfolios from its single source. Additionally, as of September 30, 2017, the Company’s portfolio of financing leases consists of six leases. A default on or loss of any of these leases would have a material adverse effect on the Company’s results of operations and financial condition.

Cash and cash equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents. At September 30, 2017 and December 31, 2016, the Company did not have any cash equivalents.

Financing leases receivable

Financing leases receivable are recorded at the aggregate future minimum lease payments, estimated unguaranteed residual value of the leased equipment less unearned income. Residual values, which are reviewed periodically, represent the estimated amount the Company expects to receive at lease termination from the disposition of the leased equipment. Actual residual values realized could differ from these estimates. The unearned income is recognized in revenues in the statements of operations over the lease term, in a manner that produces a constant rate of return on the lease. Financing leases receivable due after twelve months from the balance sheet date are reflected as a long-term asset. Financing leases receivables are periodically evaluated based on individual credit worthiness of customers. Based on this evaluation, the Company records allowance for estimated losses on these receivables.

Property and equipment

Property are stated at cost and are depreciated using the straight-line method over their estimated useful lives, which range from three to five years. Leasehold improvements are depreciated over the shorter of the useful life or lease term including scheduled renewal terms. Maintenance and repairs are charged to expense as incurred. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of these assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

F-7

ARISTA CAPITAL LTD.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017

Impairment of long-lived assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Revenue recognition

Income from direct financing lease transactions is reported using the financing method of accounting, in which the Company’s investment in the leased property is reported as a receivable from the lessee to be recovered through future rentals. The interest income portion of each rental payment is calculated so as to generate a constant rate of return on the net receivable outstanding. Allowances for losses on direct financing leases are typically established based on historical charge-off and collection experience and the collectability of specifically identified lessees and billed and unbilled receivables. Direct financing leases are charged off to the allowance as they are deemed uncollectible. Direct financing leases are generally placed in a nonaccrual status (i.e., no revenue is recognized) and deemed impaired when payments are more than 90 days past due. Additionally, management periodically reviews the creditworthiness of all direct finance lessees with payments outstanding less than 90 days. Based upon management’s judgment, the related direct financing leases may be placed on nonaccrual status. Leases placed on nonaccrual status are only returned to an accrual status when the account has been brought current and management believes recovery of the remaining unpaid lease payments is probable. Until such time, all payments received are applied only against outstanding principal balances.

Income taxes

The Company accounts for income tax using the liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740 “Income Taxes”. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. As of September 30, 2017 and December 31, 2016, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements. Tax years that remain subject to examination are the years ending on and after December 31, 2014. The Company recognizes interest and penalties related to uncertain income tax positions in other expense. However, no such interest and penalties were recorded as of September 30, 2017.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC 505-50 – “Equity-Based Payments to Non-Employees”, all share-based payments to non-employees, including grants of stock options, are recognized in the consolidated financial statements as compensation expense over the service period of the consulting arrangement or until performance conditions are expected to be met. Using a Black-Scholes valuation model, the Company periodically reassessed the fair value of non-employee options until service conditions are met, which generally aligns with the vesting period of the options, and the Company adjusts the expense recognized in the consolidated financial statements accordingly.

F-8

ARISTA CAPITAL LTD.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017

Basic and diluted loss per share

Pursuant to ASC 260-10-45, basic loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the periods presented. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. Potentially dilutive common shares consist of common stock issuable for stock warrants (using the treasury stock method). These common stock equivalents may be dilutive in the future. All potentially dilutive common shares were excluded from the computation of diluted shares outstanding as they would have an anti-dilutive impact on the Company’s net losses and consisted of the following:

	September 30, 2017	September 30, 2016
Stock warrants	935,000	585,000
Convertible debt	393,332	293,332

Stock split

On December 31, 2015, the Company effected a 1-for-4 reverse stock split. The reverse stock split reduced the number of outstanding shares of common stock to 1 million. All share data and per share amounts have been retroactively adjusted for the reverse stock split in the accompanying financial statements and notes thereto for all periods presented.

Related parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

Recent accounting pronouncements

In November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes (“ASU 2015-17”), which requires entities to present deferred tax assets and deferred tax liabilities as noncurrent in a classified balance sheet. The ASU simplifies the current guidance in ASC Topic 740, Income Taxes, which requires entities to separately present deferred tax assets and liabilities as current and noncurrent in a classified balance sheet. ASU 2015-17 is effective for fiscal years beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted for all entities as of the beginning of an interim or annual reporting period. The adoption of ASU 2015-17 did not have any effect of the Company’s consolidated financial statements.

On February 25, 2016, the FASB issued ASU No. 2016-02 (“ASU 2016-02”) to amend the accounting guidance for leases. The accounting applied by a lessor is largely unchanged under ASU 2016-02. However, the standard requires lessees to recognize lease assets and lease liabilities for leases classified as operating leases on the balance sheet. Lessees will recognize in the statement of financial position a liability to make lease payments and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. If a lessee makes this election, it will recognize lease expense for such leases generally on a straight-line basis over the lease term. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 and early adoption is permitted. The Company is currently assessing the impact of the guidance on its consolidated financial statements and notes to its consolidated financial statements.

On March 30, 2016, the FASB issued ASU No. 2016-09 (“ASU 2016-09”) to amend the accounting guidance for share-based payment accounting. The areas for simplification in ASU 2016-09 involve several aspects of the accounting for share-based payment transactions, including the income tax consequences, forfeitures, classification of awards as either equity or liabilities, and classification on the statement of cash flows. ASU 2016-09 is effective for annual periods beginning after December 15, 2016 and early adoption is permitted. The adoption of ASU 2016-09 did not have any effect of the Company’s consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

F-9

ARISTA CAPITAL LTD.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017

NOTE 3 – FINANCING LEASES RECEIVABLE

On September 14, 2016, the Company entered into a Purchase and Service Agreement with a third party lease financing company (the “Seller”) to acquire a portfolio consisting of four leases for a cash purchase price of $234,563, an amount that is estimated a yield a return on investment of approximately 20%. Additionally, the Company entered into a 2nd Purchase and Service Agreement with the Seller to acquire a portfolio consisting of four leases for a purchase price of $55,421, an amount that is estimated a yield a return on investment of approximately 20%. The purchase price for this lease portfolio consists of a cash payment of $32,921 that was paid in October 2017, and the exchange of trucks that the Company repossessed from two lessees that defaulted on their leases in July 2017. The trucks held for sale had an estimated residual value of $47,000. In connection with the exchange of the trucks held for sale as partial payment for the acquisition of this portfolio, during the nine months ended September 30, 2017, the Company recorded a provision for lease losses of $24,500.

.The Seller is responsible for administrating the leases, collecting all payments, and distributing funds to the Company. On a monthly basis, the Company shall pay the seller an administrative fee equal to 2% of the scheduled payment amount of each lease, 50% of all penalties or late fee charges collected, and 50% of all default interest collected. The seller shall remit the remaining amount received from the lessees to the Company. The finance leases require 36 monthly/weekly or bi-weekly payments through February 2020. Each lease is secured by ownership of the related transportation equipment. As of September 30, 2017 and December 31, 2016, financing leases receivable consists of leases for transportation equipment. At September 30, 2017 and December 31, 2016, financing leases receivable consisted of the following:

	September 30, 2017	December 31, 2016
Total minimum financing leases receivable	$154,175	$298,240
Unearned income	(25,258)	(75,666)
Total financing leases receivable	128,917	222,574
Less: allowance for uncollectible financing leases receivable	(12,530)	(79,000)
Financing leases receivable, net	116,387	143,574
Less: current portion of financing leases receivable, net	(68,953)	(80,443)
Financing leases receivable, net – long-term	$47,434	$63,131

For the nine months ended September 30, 2017, activities in the Company’s allowance for uncollectible financing leases receivable were are follows:

Amount
Allowance for uncollectible financing leases receivable at December 31, 2016	$79,000
Provisions for credit losses	24,500
Charge-offs	(90,970)
Allowance for uncollectible financing leases receivable at September 30, 2017	$12,530

At September 30, 2017, the aggregate amounts of future minimum gross lease payments receivable are as follows:

Amount
2018	$98,490
2019	50,315
2020	5,370

Future minimum gross financing leases receivable	$154,175

F-10

ARISTA CAPITAL LTD.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017

NOTE 4 – CONVERTIBLE DEBT

During the year ended December 31, 2015, the Company entered into 10% convertible promissory notes (the “10% Convertible Notes”) with three third party individuals in the aggregate amount of $30,000. The unpaid principal and interest was payable three years from the date of the respective 10% Convertible Note through September 2018 and bear interest computed at a rate of interest which is equal to 10.0% per annum. The Company may prepay any amount outstanding under the 10% Convertible Note by making a payment to note holder of an amount in cash equal to the principal amount multiplied by a prepayment penalty percentage of 5.0%. The Noteholders are entitled, at their option, at any time after the issuance of the 10% Convertible Notes, to convert all or any lesser portion of the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price of $1.00 per common shares. In connection with the 10% Convertible Notes, the Company issued to noteholders 30,000 five-year warrants to acquire common shares at $2.00 per share.

During the year ended December 31, 2016, the Company entered into 10% convertible promissory notes (the “2016 10% Convertible Notes”) with seven third party individuals in the aggregate amount of $400,000. The unpaid principal and interest is payable three years from the date of the respective 2016 10% Convertible Note through December 2019 and bear interest computed at a rate of interest which is equal to 10.0% per annum. The Company may prepay any amount outstanding under the 2016 10% Convertible Note by making a payment to note holder of an amount in cash equal to the principal amount multiplied by a prepayment penalty percentage of 5.0%. The Noteholders are entitled, at their option, at any time after the issuance of the 2016 10% Convertible Notes, to convert all or any lesser portion of the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price of $1.50 per common shares. The noteholders have the option to extend the due date of the notes for three additional one-year periods. In connection with the 2016 10% Convertible Notes, the Company issued to noteholders 575,000 five-year warrants to acquire common shares at $2.00 per share.

In December 2017, in connection with the Share Exchange Agreement (see Note 8), the Company issued 163,333 shares of its common stock upon conversion of principal amounts of $230,000.

During the period from July 1, 2017 to September 30, 2017, the Company entered into 12% convertible promissory notes with three individuals in the aggregate amount of $200,000. The unpaid principal and interest is payable three years from the date of the respective 12% Convertible Note through August 1, 2020 and bear interest computed at a rate of interest which is equal to 12.0% per annum. The Company may prepay any amount outstanding under the 12% Convertible Note by making a payment to note holder of an amount in cash equal to the principal amount multiplied by a prepayment penalty percentage of 5.0%. The Noteholders are entitled, at their option, at any time after the issuance of the 12% Convertible Notes, to convert all or any lesser portion of the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price of $3.00 per common shares. In connection with the 12% Convertible Notes, the Company issued to noteholders 300,000 five-year warrants to acquire common shares at $4.00 per share.

These Convertible Notes contain certain adjustment provisions that apply in connection with any stock split, stock dividend, stock combination, recapitalization or similar transactions.

The Warrants are exercisable for shares of the Company’s common stock upon the payment in cash of the exercise price and they are also exercisable on a cashless basis. The exercise price of the Warrants is subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Company’s common stock.

The Company evaluated whether or not the convertible notes and warrants above contained embedded conversion options, which meet the definition of a derivatives under ASC Topic 815. The Company concluded that since the above convertible notes had a fixed conversion price, the convertible notes were not derivative instruments.

The convertible notes were analyzed to determine if the convertible notes have an embedded beneficial conversion feature (BCF). Based on this analysis, the Company concluded that the effective conversion price was greater than the fair value of the Company’s common stock on the note dates and therefore no BCF was recorded.

The Convertible Notes contain certain adjustment provisions that apply in connection with any stock split, stock dividend, stock combination, recapitalization or similar transactions.

The Warrants are exercisable for shares of the Company’s common stock upon the payment in cash of the exercise price and they are also exercisable on a cashless basis. The exercise price of the Warrants is subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Company’s common stock.

F-11

ARISTA CAPITAL LTD.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017

The Company evaluated whether or not the convertible notes and warrants above contained embedded conversion options, which meet the definition of a derivatives under ASC Topic 815.  The Company concluded that since the above convertible notes had a fixed conversion price, the convertible notes were not derivative instruments.

The convertible notes were analyzed to determine if the convertible notes have an embedded beneficial conversion feature (BCF). Based on this analysis, the Company concluded that the effective conversion price was greater than the fair value of the Company’s common stock on the note dates and therefore no BCF was recorded.

As discussed above, during the nine months ended September 30, 2017, the Company granted an aggregate of 300,000 warrants to note holders (See Note 6). During the nine months ended September 30, 2017, on the issuance date of the respective warrants, the fair values of the warrants of $64,095 was recorded as a debt discount and an increase to paid-in capital, respectively. The fair market value of each stock warrant was estimated on the date of grant using the Black-Scholes option-pricing model using the following weighted-average assumptions:

2017
Dividend rate	0
Term (in years)	5 years
Volatility	100.0%
Risk-free interest rate	1.80% to 1.89%

For the nine months ended September 30, 2017 and 2016, amortization of debt discount related to these convertible notes amounted to $44,178 and $12,899, respectively, which has been included in interest expense on the accompanying statements of operations.

As of September 30, 2017 and December 31, 2016, accrued interest payable amounted to $15,869 and $9,578, respectively. The weighted average interest rate for the nine months ended September 30, 2017 and 2016 was approximately 10.6% and 10.0%, respectively.

At September 30, 2017 and December 31, 2016, the convertible debt consisted of the following:

	September 30, 2017	December 31, 2016
Principal amount	$630,000	$430,000
Less: unamortized debt discount	(153,395)	(133,478)
Convertible note payable, net	$476,605	$296,522

At September 30, 2017, debt maturities are $30,000 in 2018, $400,000 in 2019 and $200,000 in 2020.

NOTE 5 – RELATED PARTY TRANSACTIONS

Convertible debt – related parties

During the year ended December 31, 2015, the Company entered into 10% convertible promissory notes with certain officers and directors of the Company in the aggregate amount of $30,000. The unpaid principal and interest was payable three years from the date of the respective convertible note through May 1, 2018 and bear interest computed at a rate of interest which is equal to 10.0% per annum. The Company may prepay any amount outstanding under these 10% convertible note by making a payment to note holder of an amount in cash equal to the principal amount multiplied by a prepayment penalty percentage of 5.0%. These noteholders are entitled, at their option, at any time after the issuance of these 10% convertible notes, to convert all or any lesser portion of the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price of $1.00 per common shares. In December 2017, in connection with the Share Exchange Agreement (see Note 8), the Company issued 30,000 shares of its common stock upon conversion of these promissory notes.

These 10% convertible notes contain certain adjustment provisions that apply in connection with any stock split, stock dividend, stock combination, recapitalization or similar transactions.

F-12

ARISTA CAPITAL LTD.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017

In connection with these 10% convertible notes, the Company issued to these related party noteholders 30,000 five-year warrants to acquire common shares at $2.00 per share These warrants are exercisable for shares of the Company’s common stock upon the payment in cash of the exercise price and they are also exercisable on a cashless basis. The exercise price of the Warrants is subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Company’s common stock.

The Company evaluated whether or not these convertible notes and warrants above contained embedded conversion options, which meet the definition of a derivatives under ASC Topic 815. The Company concluded that since the above convertible notes had a fixed conversion price, the convertible notes were not derivative instruments.

The convertible notes were analyzed to determine if the convertible notes have an embedded beneficial conversion feature (BCF). Based on this analysis, the Company concluded that the effective conversion price was greater than the fair value of the Company’s common stock on the note dates and therefore no BCF was recorded.

For the nine months ended September 30, 2017 and 2016, amortization of debt discount related to these convertible notes amounted to $569 and $569, respectively, which has been included in interest expense – related parties on the accompanying statements of operations.

As of September 30, 2017 and December 31, 2016, accrued interest payable - related parties amounted to $756 and $756, respectively. For the nine months ended September 30, 2017 and 2016, interest expense - related parties amounted to $2,812 and $2,818, respectively.

The weighted average interest rate years ended December 31, 2016 and 2015 was approximately 10.0% and 10.0%, respectively.

At September 30, 2017 and December 31, 2016, the convertible debt - related parties consisted of the following:

	September 30, 2017	December 31, 2016
Principal amount	$30,000	$30,000
Less: unamortized debt discount	(422)	(991)
Convertible note payable – related parties, net	$29,578	$29,009

At September 30, 2017, debt maturities are $30,000 in 2018.

Office rent - related party

During 2016 and through June 2017, the Company continued to rent its office space from a Director of the Company on a month-to-month basis for $500 per month. In July 2017, the Company continues to rent its office space from a Director of the Company on a month-to-month basis for $750 per month.

NOTE 6 – STOCKHOLDERS’ DEFICIT

Preferred Stock

The Company has 20,000,000 shares of preferred stock authorized. Preferred stock may be issued in one or more series. The Company’s board of directors is authorized to issue the shares of preferred stock in such series and to fix from time to time before issuance thereof the number of shares to be included in any such series and the designation, powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of such series.

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ARISTA CAPITAL LTD.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017

Warrants

Warrant activities for the nine months ended September 30, 2017 are summarized as follows:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Balance Outstanding December 31, 2016	635,000	2.00
Granted	300,000	4.00
Balance Outstanding September 30, 2017	935,000	$2.64	4.13	$-
Exercisable, September 30, 2017	935,000	$2.64	4.13	$-

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Employment agreement

On July 1, 2014 and effective January 1, 2015, the Company entered into an employment agreement with the Company’s chief executive officer/director (“CEO”) to serve as the Company’s Chief Executive Officer, the term of which runs for five years through December 31, 2019 and renews automatically for one-year periods unless a written notice of termination is provided not less than six months prior to the automatic renewal date. The employment agreement with CEO provides that CEO’s salary for calendar year 2015 shall be $60,000. After such time as the Company raises gross proceeds from financing of $500,000, CEO’s salary shall increase to $90,000 per year. After such time as the Company raises gross proceeds from financing of $1,000,000, CEO’s salary shall increase to $120,000 per year and after such time as the Company raises gross proceeds from financing of $1,500,000, CEO’s salary shall increase to $150,000 per year. At December 31, 2016 and 2015, CEO decided to forgive any salary due and payable pursuant to the Employment Agreement of $14,663 and $60,000, respectively. Accordingly, the Company reflected the amounts of salary forgiven as contributed services on the statement of changes in stockholders’ deficit.

Future minimum commitment payments under an employment agreement at September 30, 2017 are as follows:

Years ending December 31,	Amount
2017	$54,000
2018	222,300
2019	228,915
Total minimum commitment employment agreement payments	$505,215

F-14

ARISTA CAPITAL LTD.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017

NOTE 8 – SUBSEQUENT EVENTS

Consulting agreement

On November 17, 2017, the Company entered into a six-month consulting agreement for business development services. In connection with this agreement, the Company shall the consultant cash of $7,500 and the Company granted 15,000 option to purchase 15,000 shares of the Company’s common stock for $0.001 per share. The options expires on November 17, 2022.

Share exchange agreement

On April 19, 2017, the Company entered into a Share Exchange Agreement, (the “Share Exchange Agreement”), by and among the Company and the holders of common stock of the Company (the “Arista Shareholders”), and Praco Corporation, a Nevada corporation. The closing of the Share Exchange (the “Closing”) took place on December 14, 2017 (the “Closing Date”). Under the terms and conditions of the Share Exchange Agreement, at Closing, the Company exchanged 2,084,000 shares of Praco common stock in exchange for 1,042,000 common share of Arista common stock, which will equal 80% of the total outstanding shares of Praco, subject to the terms and conditions set forth in the Share Exchange Agreement. Also, at Closing, the Praco Shareholders were issued 283,749 warrants on a pro rata basis exercisable at $2.00 per share and subject to the same terms and conditions as the warrants currently held by the Arista warrant holders except that a cashless exercise shall not be permitted. In addition, at Closing, Praco exchanged each outstanding Arista warrant for new warrants issued by Praco entitling the holder to purchase an equal number of Praco shares and subject to the same terms and conditions as the Arista warrants except that a cashless exercise will not be permitted. Also, at Closing, Praco exchanged $600,000 of outstanding Arista convertible notes into convertible notes issued by Praco convertible into an equal amount of Praco shares, subject to the same terms and conditions as the convertible notes currently held by Arista convertible noteholders. Also, at closing, Praco issued 386,666 shares of its common stock to Arista noteholders who converted their Arista promissory notes into 193,333 shares of the Company’s common stock prior to Closing. Furthermore, at Closing, Arista paid Praco $72,500 to be used to pay outstanding liabilities of Praco. In connection with the Share Exchange Agreement, in August 2017, the Company paid a deposit of $15,000.

F-15